UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2018

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2018, the Company held its Annual Meeting in Arlington, Virginia. The results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The election of ten directors to hold office for a one-year term expiring at the annual meeting in 2017 and until their respective successors are elected and qualified:

Director Name	For	Withhold/ Against	Broker Non-Votes	Abstained
Andrés R. Gluski	548,150,264	12,189,813	31,785,254	1,256,996
Charles L. Harrington	551,627,083	8,689,277	31,785,254	1,280,713
Kristina M. Johnson	550,478,382	9,874,827	31,785,254	1,243,864
Tarun Khanna	541,315,394	19,015,880	31,785,254	1,265,799
Holly K. Koeppel	373,859,575	186,471,755	31,785,254	1,265,743
James H. Miller	549,572,050	10,730,614	31,785,254	1,294,409
Alain Monie	541,244,177	19,097,914	31,785,254	1,254,982
John B. Morse, Jr.	535,892,274	24,450,095	31,785,254	1,254,704
Moisés Naím	541,825,823	18,508,158	31,785,254	1,263,092
Jeffrey W. Ubben	554,932,517	5,380,142	31,785,254	1,284,414

Proposal 2: The consideration of a nonbinding advisory vote on executive compensation.

For:	535,175,017
Against:	24,593,465
Abstained:	1,828,591
Broker Non-Votes:	31,785,254

Proposal 3: The ratification of Ernst & Young LLP as AES’ Independent Registered Public Accounting Firm for the year 2018.

For:	586,296,680
Against:	5,826,622
Abstained:	1,259,025
Broker Non-Votes:	0

Proposal 4: The ratification of the special meeting provisions in the Company's By-Laws.

For:	332,708,901
Against:	227,305,937
Abstained:	1,582,235
Broker Non-Votes:	31,785,254

As previously reported by the Company, the stockholder proposal (Proposal 5) seeking an assessment relating to a two degree scenario and impacts on the Company’s business was withdrawn by its proponents effective April 6, 2018 and thus was not presented, nor any vote taken with respect to it, at the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION (Registrant)

Date: April 20, 2018	By:	/s/ Vincent W. Mathis
Senior Vice President Corporate Affairs and Corporate Secretary